Exhibit 21.1

SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership Percentage Name	Place of Incorporation

100% Synovus Bank	Georgia
100% Synovus Trust Company, National Association	National
50% Sterling Place, L.L.C.	Alabama
40% Orchid, LLC	Alabama
100% The Summerton Inn, Inc.	South Carolina
100% Global Financial Distributors, Inc.	Georgia
49.99% Azalea Park Partners, LP	Maryland
100% CB&T Special Limited Partner, L.L.C.	Georgia
20% West End Redevelopment Partnership, L.P.	Georgia
30% Tuscaloosa Riverfront Development, LLC	Alabama
99.99% CB&T Housing Fund Investor, L.L.C.	Georgia
99% Boston Capital Columbus Tax Credit Fund, A Limited Partnership	Massachusetts
99.99% CB&T State Tax Credit Fund, L.L.C.	Georgia
0.01% Ashton Avalon, LP	Georgia
0.01% Baker Village Apartments I, LP	Georgia
100% Synovus Equity Investments, Inc.	Georgia
100% Synovus Special Limited Partner, LLC	Georgia
100% Synovus Union Hill, LLC	Georgia
99.9% Union Hill Apartments, L.P.	Alabama
100% Synovus Aspenwood Square, LLC	Georgia
99.99% Aspenwood Square Apartments, LP	Alabama
100% Synovus CAHEC CEF XXI, LLC	Georgia
100% Synovus Timber Sound 2017, LLC	Georgia
100% Synovus CAHEC SCPF 2017, LLC	Georgia
100% Synovus Hidden Hills 2017, LLC	Georgia
100% Synovus Stratford 25 2017, LLC	Georgia
100% Synovus RJ SIF 2018, LLC	Georgia
100% Synovus Caroline Arms 2018, LLC	Georgia
100% Synovus BC Federal Investor 2018, LLC	Georgia
100% Synovus Equipment Leasing, LLC	Georgia
100% Synovus 42EP 2019, LLC	Georgia
100% Synovus Stratford 33 2019, LLC	Georgia
100% Synovus Harper Woods 2020, LLC	Georgia
100% Synovus Liberty Hill 2020, LLC	Georgia
As of December 31, 2021

100% Synovus Lexington Club 2020, LLC	Georgia
100% Synovus Timuquana 2020, LLC	Georgia
100% Synovus Blythewood 2020, LLC	Georgia
100% Synovus Woodstone 2020, LLC	Georgia
100% Synovus Viera 2020, LLC	Georgia
100% Synovus Erath II 2020, LLC	Georgia
100% Synovus Creekside 2020, LLC	Georgia
100% Synovus Parc Hill 2020, LLC	Georgia
100% Synovus Parc Hill II 2020, LLC	Georgia
100% Synovus Sam Lane 2020, LLC	Georgia
100% Synovus Farmington Hills 2020, LLC	Georgia
100% Synovus Harmony 2020, LLC	Georgia
100% Synovus Clinton Manor 2020, LLC	Georgia
100% Synovus Friendship Court 2020, LLC	Georgia
100% Synovus Newberry Arms 2020, LLC	Georgia
100% Synovus Mango Terrace 2020, LLC	Georgia
100% Synovus St. Andrew 2020, LLC	Georgia
100% Synovus Eastleigh 2020, LLC	Georgia
100% Synovus Dothan I 2020, LLC	Georgia
100% Synovus Amelia Village 2020, LLC	Georgia
100% Synovus Columbia Village 2020, LLC	Georgia
100% Synovus Sulpher Springs 2021, LLC	Georgia
100% Synovus Hollywood 2021, LLC	Georgia
100% Synovus Ashlynn Ridge 2021, LLC	Georgia
100% Synovus Milton 2021, LLC	Georgia
100% Synovus Harwick 2021, LLC	Georgia
100% Synovus NMTC 2021, LLC	Georgia
100% Synovus Lawson’s Ridge 2021, LLC	Georgia
100% Synovus Park Towers 2021, LLC	Georgia
100% Synovus Northgate 2021, LLC	Georgia
100% Synovus Rossville 2021, LLC	Georgia
100% Synovus Archer Green 2021, LLC	Georgia
100% Synovus POL 2021, LLC	Georgia
100% Synovus Alafaya 2021, LLC	Georgia
100% Synovus Marble Valley 2021, LLC	Georgia
100% Synovus Peppertree 2021, LLC	Georgia
100% Synovus Rollingwood 2021, LLC	Georgia
100% Synovus Legion Park 2021, LLC	Georgia
100% Synovus Wellington 2021, LLC	Georgia
100% Synovus EMG 2021, LLC	Georgia
100% Synovus Highlands Kayne 2021, LLC	Georgia
As of December 31, 2021

100% Synovus Independence Landing 2022, LLC	Georgia
5.07% ST GA Fund I LLC	Georgia
5.6% ST GA Fund III LLC	Georgia
100% Synovus Securities, Inc.	Georgia
100% Broadway Asset Management, Inc.	Georgia
100% Banking Corporation of Florida Capital Trust	Delaware
100% Synovus Georgia State Tax Credit Fund, LLC	Georgia
77% JT Tax Credits, LLC	Georgia
49.92% TTP Fund II, L.P.	Georgia
27% GAA Real Estate Partners, L.P.	Delaware

As of December 31, 2021